UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2006

CHASE AUTO OWNER TRUST 2006-B

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

(Exact name of Issuing Entity and Depositor/Registrant/Sponsor as specified in their charters)

United States Delaware	333-131760 333-131760-02	13-4994650 77-4994650
(State or other jurisdiction of incorporation of Registrant and Issuing Entity, respectively)	(Commission File Numbers for Registrant and Issuing Entity, respectively)	(IRS Employer Identification Nos. for Registrant and Issuing Entity, respectively)

1111 Polaris Parkway, Columbus, Ohio	43240
(Address of principal executive offices of Registrant)	(Zip Code)

Registrant’s telephone number, including area code: (800) 992-7169

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Section 6. Asset Backed Securities

Item 6.02. Change of Servicer or Trustee

On October 1, 2006, the sale by JPMorgan Chase Bank, N.A., of select portions of the corporate trust business, including municipal and corporate and structured finance trusteeships, to The Bank of New York was closed. As a result of this sale, on October 1, 2006, The Bank of New York became the successor Authenticating Agent, Paying Agent, and Note Registrar pursuant to the terms and conditions set forth in the transaction documents identified in the Prospectus Supplement filed by the Registrant.

The Bank of New York is a New York banking corporation and will act as the Authenticating Agent, Paying Agent, and Note Registrar under the transaction documents. The Bank of New York has been, and currently is, acting as authenticating agent, paying agent, and note registrar for numerous transactions and programs involving pools of automobile receivables.

The Prospectus Supplement sets forth the information required by Asset Backed Securities (Regulation AB), 17 C.F.R.¶¶ 229.1109 (c) - (f).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2006	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (Registrant)

	By:	/s/ K. Rodd Specketer
	Name:	K. Rodd Specketer
	Title:	Vice President